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EXHIBIT 99.1

FILTERING ASSOCIATES, INC.

THIS PROXY IS BEING SOLICITED BY FILTERING ASSOCIATES, INC.'S

BOARD OF DIRECTORS

        The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and proxy statement/prospectus, dated                         , 2007, in connection with the Special Meeting to be held at             a.m. on                        , 2007 at the offices of Filtering Associates, Inc., located at 1495 Belleau Road, Glendale, California 91206, and hereby appoints David Y. Choi and                        , and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Filtering Associates, Inc. registered in the name provided herein, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

        Proposal to approve the merger with Matinee Media Corporation, a Texas corporation, pursuant to the Agreement and Plan of Merger, dated as of April 13, 2006 (the "Merger Agreement"), by and among Filtering Associates, Inc., Matinee Media Corporation and certain stockholders of Filtering Associates, Inc., and the transactions contemplated by the Merger Agreement, whereby Matinee Media Corporation will be merged with and into Filtering Associates, Inc., with Filtering Associates, Inc. remaining as the surviving corporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

        THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER WITH MATINEE MEDIA CORPORATION. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

FILTERING ASSOCIATES, INC.
Special Meeting of Stockholders

                        , 2007

Please date, sign and mail your proxy card as soon as possible.

        In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.

NOTE: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such

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  EXHIBIT 99.1